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                                                                   Exhibit 10.13

                              AMENDED AND RESTATED
                              --------------------
                           REPLACEMENT PROMISSORY NOTE
                           ---------------------------
                                (Revolving Loan)



$ 30,000,000                                                 Cleveland, Ohio
                                                             October 10, 1997


         FOR VALUE RECEIVED, INTERNATIONAL TOTAL SERVICES, INC., a corporation organized under the laws of the State of Ohio (hereinafter referred to as the "Company"), promises to pay to the order of BANK ONE, NA, successor by merger to BANK ONE, CLEVELAND, NA (hereinafter referred to as the "Bank"), the principal amount of Thirty Million Dollars ($30,000,000), or such lesser amount as shall have from time to time been borrowed by the Company, on September 30, 1999, or sooner as hereinafter provided, with interest on the unpaid balance of said principal amount from the date hereof at the Contract Rate, as defined in the Agreement hereinafter referred to, which definition is hereby accepted by the Company, as the same may from time to time be established. If any installment of principal, interest or other amounts due and payable hereunder are not paid when due, or within any applicable grace periods, the Company shall pay interest thereon at the rate per annum of six percent (6.0%) in excess of the Contract Rate, as the same may from time to time be established.

         The Company agrees to pay interest on the unpaid principal amount outstanding of this Note in monthly installments, commencing on the 1st day of November, 1997 and continuing on the 1st day of each month thereafter. The unpaid balance of the principal amount outstanding and all accrued interest thereon shall be due and payable on September 30, 1999.

         Payments of both principal of and interest on this Note shall be made in lawful money of the United States of America, at 600 Superior Avenue, Cleveland, Ohio 44114, or at such other place as the Bank or any subsequent holder hereof shall have designated to the Company in writing. Interest payable on this Note shall be computed on a three hundred sixty (360) day per year basis counting the actual number of days elapsed.

         This Note, in part, evidences, but does not extinguish or satisfy, a pre-existing indebtedness of the Company to the Bank heretofore evidenced by a $10,500,000 Replacement Promissory Note (Revolving Loan) dated March 31, 1997 to the Bank and is issued pursuant to and is entitled to the benefits of a Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement dated as of March 31, 1997, as amended by that certain First Amendment to Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement dated as of October 10, 1997, each by and between the Company and the Bank (collectively, the "Agreement"), to which Agreement reference is hereby made for a statement of the rights and obligations of the Bank and the duties and obligations of the Company in relation thereto; but neither


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this reference to said Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Company to pay the principal of or interest on this Note when due.

         The Company may prepay all or any portion of this Note at any time or times and in any amount only as provided in the Agreement.

         In case an Event of Default, as defined in said Agreement, shall occur and be continuing beyond any applicable grace period, the principal of this Note may be declared immediately due and payable at the option of the Bank.

         The Company hereby authorizes any attorney-at-law to appear in any court of record in the State of Ohio, or in any other state or territory of the United States, at any time or times after the above sum becomes due, and waive the issuance and service of process and confess judgment against it, in favor of any holder of this Note, for the amount then appearing due, together with the costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment be vacated for any reason, the foregoing warrant of attorney nevertheless may thereafter be used for obtaining an additional judgment or judgments.

         No delay on the part of any holder hereof in exercising any power or rights hereunder shall operate as a waiver of any power or rights. Any demand or notice hereunder to the Company may be made by delivering the same to the address last known to the Bank, or by mailing the same to such address, with the same effect as if delivered to the Company in person.

         This Note is executed at Cleveland, Cuyahoga County, Ohio.


         "WARNING. BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."


                                           INTERNATIONAL TOTAL SERVICES, INC.


                                       By /s/ Robert A. Weitzel
                                          --------------------------------------
                                          Name:  Robert A. Weitzel
                                          Its:  Chief Executive Officer